Exhibit 99.1

For Immediate Release

Internationally Renowned Neurosurgeon and Accomplished Researcher Dr. Linda M. Liau Joins ClearPoint Neuro Board of Directors

SOLANA BEACH, CA, November 2, 2021 – ClearPoint Neuro, Inc. (Nasdaq: CLPT) (the “Company”), a global therapy-enabling platform company providing navigation and delivery to the brain, is pleased to announce that Linda M. Liau, MD, PhD, MBA, has been appointed to the Company’s Board of Directors effective immediately.

Dr. Linda M. Liau is Professor and W. Eugene Stern Chair of the Department of Neurosurgery at the David Geffen School of Medicine at UCLA. She is the Co-Director of the UCLA Brain Tumor Center, and Principal Investigator and Director of the NCI-designated UCLA Brain Tumor SPORE (Specialized Program of Research Excellence). Dr. Liau has authored over 200 peer-reviewed research articles and is internationally recognized for her achievements in understanding the immunology of malignant brain tumors and pioneering the use of dendritic cell-based vaccines for glioblastoma. Clinically, she has developed novel ways to map brain function during awake brain tumor surgeries using functional MRI (fMRI) correlates and specializes in surgery for brain tumors in eloquent areas. Dr. Liau received her BS and BA degrees from Brown University. She earned her MD degree from Stanford University, and a PhD degree in Neuroscience from UCLA. After completing her residency and fellowship training in neurosurgery at UCLA, she joined the faculty at the UCLA School of Medicine. While practicing, she earned an MBA from the UCLA Anderson School of Management.

“We are delighted by the addition of Linda to our Board and by the contributions she will make to our company and strategy, especially given her direct experience in neuro-based biologics and drug delivery,” commented Joe Burnett, President and CEO at ClearPoint Neuro. “Patients are the top priority for everyone at ClearPoint. Adding a practicing neurosurgeon and accomplished researcher to our board will be highly valuable to ClearPoint as we execute our mission to treat and transform the lives of patients suffering from the most debilitating neurological disorders.”

“I am excited to join ClearPoint’s Board and bring my experience as a neurosurgeon to the team, especially as the Company expands into such promising therapeutic areas as gene therapy, stem cell delivery, laser ablation and brain computer interfaces.” stated Dr. Liau.

About ClearPoint Neuro

ClearPoint Neuro’s mission is to improve and restore quality of life to patients and their families by enabling therapies for the most complex neurological disorders with pinpoint accuracy. Applications of the Company’s current product portfolio include deep brain stimulation, laser ablation, biopsy, neuro-aspiration, and delivery of drugs, biologics, and gene therapy to the brain. The ClearPoint® Neuro Navigation System has FDA clearance, is CE-marked, and is installed in over 60 active sites in the United States, Canada, and Europe. ClearPoint Neuro is partnered with over 35 biologics/pharmaceutical companies and academic centers, providing solutions for direct CNS delivery of therapeutics in pre-clinical studies and clinical trials worldwide. To date, more than 4,500 cases have been performed and supported by the Company’s field-based clinical specialist team, which offers support and services to our customers and partners. For more information, please visit www.clearpointneuro.com.

Forward-Looking Statements

Statements herein concerning the Company’s plans, growth and strategies may include forward-looking statements within the context of the federal securities laws. Statements regarding the Company's future events, developments and future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Uncertainties and risks may cause the Company's actual results to differ materially from those expressed in or implied by forward-looking statements. Particular uncertainties and risks include those relating to: the impact of COVID-19 and the measures adopted to contain its spread; future revenues from sales of the Company’s ClearPoint Neuro Navigation System products; and the Company’s ability to market, commercialize and achieve broader market acceptance for the Company’s ClearPoint Neuro Navigation System products. More detailed information on these and additional factors that could affect the Company’s actual results are described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2021, both of which have been filed with the Securities and Exchange Commission, and the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2021, which the Company intends to file with the Securities and Exchange Commission on or before November 15, 2021.

Contact:

Jacqueline Keller, Vice President, Marketing

1 (888) 287-9109

info@clearpointneuro.com

Caroline Corner, Investor Relations

ir@clearpointneuro.com